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EXHIBIT 3.3

                            CERTIFICATE OF CORRECTION
                       FILED TO CORRECT A CERTAIN ERROR IN
              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              HANOVER DIRECT, INC.
                             FILED IN THE OFFICE OF
                       THE SECRETARY OF STATE OF DELAWARE
                               ON OCTOBER 31, 1996

         Hanover Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         1. The name of the Corporation is Hanover Direct, Inc.

         2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on April 15, 1993, and a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on October 31, 1996 and that said Certificate of Incorporation, as amended and restated, requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is that Article SIXTH was inadvertently omitted therefrom.

         4. Said Certificate is corrected to include Article SIXTH to read as follows:

         "SIXTH: The Bylaws of the Corporation may be amended or repealed, and new bylaws may be adopted, (1) by vote of the holders of shares representing at least 75% of the votes entitled to be cast at any annual meeting of stockholders, or at any special meeting of the stockholders called for that purpose, or (2) by a majority vote of the Board of Directors. Any Bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as herein provided, but a Bylaw adopted by the stockholders may provide that such Bylaws shall not be subject to amendment or repeal by the Board. If any Bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended, or repealed, together with a concise statement of the changes made."


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed by Thomas C. Shull, its President and Chief Executive Officer, this 25th day of November, 2003.

                                      HANOVER DIRECT, INC.



                                      By: /s/ Thomas C. Shull
                                          --------------------------------------
                                          Thomas C. Shull
                                          President and Chief Executive Officer